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                                                             Exhibit 10.11

                  CHESAPEAKE BIOLOGICAL LABORATORIES, INC.

                    1997 DIRECTORS' STOCK OPTION PLAN


     1.   Establishment, Purpose, and Definitions.

          (a)  There is hereby adopted the 1997 Directors' Stock
Option Plan (the "Plan") of Chesapeake Biological Laboratories,
Inc. (the "Company").

          (b) The purpose of the Plan is to enable the Company to attract the best available individuals to serve as members of the Board of Directors of the Company (the "Board"), to provide additional performance incentives to such individuals while serving as directors and as chair of certain committees of the Board, and to encourage their continued service on the Board and as chair of one or more committees thereof.

     2.   Administration of the Plan.

          The Plan shall be administered by the Board. The Board may delegate the responsibility for administering the Plan to a committee, under such terms and conditions as the Board shall determine (the "Plan Committee"). Any such Plan Committee shall consist of two or more members of the Board. Members of the Plan Committee shall serve at the pleasure of the Board. The Plan Committee shall select one of its members as chairman, and shall hold meetings at such times and places as it may determine. A majority of the Plan Committee shall constitute a quorum and acts of the Plan Committee at which a quorum is present, or acts reduced to or approved in writing by all the members of the Plan Committee, shall be the valid acts of the Plan Committee. If the Board does not delegate administration of the Plan to the Plan Committee, then each reference in this Plan to the "Plan Committee" shall be construed to refer to the Board.

     3.   Stock Subject to the Plan.

          (a) The aggregate number of shares of Class A Common Stock of the Company (the "Stock") available for grant of options under the Plan shall be 25,000 shares. If an option is surrendered (except surrender for shares of Stock) or for any other reason ceases to be exercisable in whole or in part, the shares which were subject to such option but as to which the option had not been exercised shall continue to be available under the Plan.

          (b) If there is any change in the Stock subject to any option granted under the Plan, through merger, consolidation, reorganization, reincorporation, stock split, stock dividend (in excess of two percent), or other change in the capital structure of


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the Company, appropriate adjustments shall be made by the Plan
Committee in order to preserve but not to increase the benefits to the individual, including adjustments to the number and kind of shares and the price per share subject to outstanding options.

     4.   Stock Options for Committee Chair Directors.

          (a) All grants of options pursuant to this Plan shall be automatic and nondiscretionary and shall be made in accordance with the provisions of this Plan. All options shall be granted in the manner and with the term herein provided and shall be on the form of Stock Option Agreement attached hereto as Exhibit A.

          (b) An option to purchase 3,000 shares of Stock shall be granted to each director who is not an officer of the Company and who is serving as the chairperson of an Eligible Committee (as hereinafter defined) of the Board (a "Committee Chair Director") as of the date of grant, such option to be granted on the earlier to occur of (i) the first meeting of the Board following the Annual Meeting of Stockholders of the Company held each year, and (ii) December 31 of each year, commencing with calendar year 1997 and continuing year-to-year thereafter until all shares available hereunder shall be subject to issued and outstanding options. In no event will any grant be made to any one Committee Chair Director on more than one occasion in any one calendar year and any individual serving as Chair of more than one Eligible Committee shall be entitled to only one such grant per calendar year and not on a "Per Eligible Committee" basis. Each option shall be for a term of ten (10) years and, unless exercised or sooner terminated or expired hereunder, shall expire and terminate on the 10th anniversary of the date of grant. All options granted to Committee Chair Directors shall be non-qualified stock options. For purposes hereof, an "Eligible Committee" shall mean the Stock Option Committee, the Audit Committee and the Compensation Committee as established from time-to-time by the Board as committees of the Board; and the Chairperson of such committee shall be as determined by the Board, or in the absence of such determination and in all events subject to a determination otherwise by the Board, by the affirmative vote of the members of that committee. If any option ceases to be exercisable in whole or in part, the shares which were subject to such option, but as to which the option has not been exercised, shall continue to be available under the Plan.

          (c) The exercise price per share of Stock covered by each option shall be the fair market value of each such share which, for purposes of the Plan, shall be (i) the closing price of the Stock on the principal exchange on which the Stock is trading, on the date on which the option is granted or, if the Stock is not traded on such date, then the next preceding trading date on which a sale occurred; or (ii) is the stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, the last

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sales price (or if the last sales price is not
readily determinable, the mean between the closing representative bid and asked prices) on the date on which the option is granted or, if such price or prices are not available for that date, the trading day immediately previous to such date; or (iii) if the Stock is not then publicly-traded, the fair market value thereof on the date on which the option is granted as established by the Plan Committee acting in good faith.

          (d) Each option granted hereunder shall not vest and become exercisable, in whole or in part, until the date which is the first anniversary of the date on which the option is granted; provided, however, that as a condition to such option becoming vested and exercisable on such date, the Committee Chair Director to whom such option had been issued shall have continued to serve as a Committee Chair Director from the date of grant until the first anniversary of the date thereof, except that in the event that such director does so serve for all of such period except not more than thirty (30) days thereof, such director shall be deemed to have served for the entire period and the option so granted shall become fully vested, notwithstanding.

          (e) For as long as the offering of securities pursuant to the Plan has not been registered with the Securities and Exchange Commission and applicable state securities commissions and regulatory agencies, certificates representing shares of Stock issued upon the exercise of options granted pursuant to the Plan shall bear the following legend and transfers of such shares shall be subject to the restrictions set forth in the legend:

          THE OFFERING OF THE SHARES REPRESENTED BY
          THIS CERTIFICATE WAS NOT REGISTERED UNDER THE
          SECURITIES ACT OF 1933, AS AMENDED, AND
          APPLICABLE STATE SECURITIES LAWS, AND THE
          SHARES MAY BE TRANSFERRED BY THE HOLDER ONLY
          IF THE TRANSFER IS REGISTERED UNDER THE
          PROVISIONS OF SUCH ACTS AND LAWS OR IF, IN
          THE OPINION OF LEGAL COUNSEL TO THE COMPANY,
          MAY BE MADE WITHOUT VIOLATING SUCH ACTS AND
          LAWS.

     5. Use of Proceeds. Cash proceeds realized from the sale of Stock under the Plan or pursuant to options granted under the Plan shall constitute general funds of the Company.

     6.   Amendment, Suspension, or Termination of the Plan.

          (a) The Board may at any time amend, suspend or terminate the Plan as it deems advisable; provided that such amendment, suspension or termination complies with all applicable requirements of state and federal law, and further provided that insofar as required to maintain the effectiveness of any then

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outstanding options at the time of such termination, as respects only those options then outstanding, the terms of the Plan will survive as respects those options so long as they remain outstanding.

          (b) No option may be granted under the Plan during any suspension or after the termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the affected individual's consent, alter or impair any rights or obligations under any option previously granted under the Plan. Any option outstanding at the time of termination of the Plan shall remain outstanding notwithstanding such termination, unless and until such option otherwise expires or terminates pursuant to the terms of the Plan or such option.

          7. Non-Assignability of Options. No option granted pursuant to this Plan shall be transferable by the holder except by operation of law or by will or the laws of the descent and distribution, and each option shall be exercisable during the optionee's lifetime only by the optionee. No option or interest or right therein, or part thereof, will be liable for the debts, contracts or engagements of the optionee or the optionee's successors in interest or will be subject to disposition by transfer, alienation, pledge, incumbrance, assignment or any other means, whether voluntary, involuntary, or by operation of law.

          8. Payment Upon Exercise of Options. Payment of the purchase price upon exercise of any option granted under this Plan shall be made (i) in cash, by optionee's personal check, a certified check, bank draft, or postal or express money order payable to the order of the Company in lawful money of the United States (collectively, "Cash Consideration"); (ii) with shares of Stock owned by the optionee or with shares of Stock withheld from the shares otherwise deliverable to the optionee upon exercise of the option; (iii) by delivery on a form prescribed by the Plan Committee of an irrevocable direction to a securities broker approved by the Plan Committee to sell shares of Stock and deliver all or a portion of the proceeds to the Company in payment for the Stock; or (iv) in any combination of the foregoing. Any Stock used to exercise options shall be valued at its fair market value on the date of the exercise of the option and the ability to use Stock as payment for the exercise of any option shall be subject to applicable law and restrictions on transferability applicable thereto.

          9. Withholding Taxes. No Stock shall be delivered under the Plan to any participant until the participant has made arrangements acceptable to the Plan Committee for the satisfaction of federal, state, and local income and social security tax withholding obligations, including, without limitation, obligations incident to the receipt of Stock under the Plan. Upon exercise of

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a stock option the Company shall withhold from the optionee an amount sufficient to satisfy federal, state and local income and social security tax withholding obligations.

          10. Rule 16b-3 Compliance. Transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Board or the Plan Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board or the Plan Committee.

          11. Applicable Law. The law of the State of Maryland will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.


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